UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2007

PROXYMED, INC.

(Exact name of registrant as specified in its charter)

Florida	000-22052	65-0202059
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation)		No.)

1854 Shackleford Court, Suite 200,
Norcross, Georgia 30093-2924
(Address of principal executive offices)

(770) 806-9918
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        (b) On March 30, 2007, we delivered notice of our intent to terminate the employment of our current Chief Financial Officer (“CFO”), Douglas J. O’Dowd, pursuant to Paragraph 5(c) of Mr. O’Dowd’s employment agreement, which was previously filed as an exhibit to our Current Report on Form 8-K with the Securities and Exchange Commission dated May 23, 2006. As a result, Mr. O’Dowd’s employment with us will terminate on April 30, 2007 in accordance with the terms of his employment agreement. Effective April 2, 2007, Mr. O’Dowd will no longer be our CFO. Until April 30, 2007, Mr. O’Dowd will continue to work with us in a more limited role, assisting us with the transition to our new CFO. Mr. O’Dowd’s termination did not relate to any disagreements with us on any matter related to our operations, policies or practices.

        In connection with Mr. O’Dowd’s termination, upon Mr. O’Dowd’s execution of a full and complete release of any and all claims against us, we shall: (i) pay Mr. O’Dowd an amount equal to six (6) months of Mr. O’Dowd’s base salary as of the date of termination; (ii) pay Mr. O’Dowd the pro rata portion of any accrued vacation not already taken; (iii) pay Mr. O’Dowd the pro rata portion of any bonus that would have been paid as of the date of termination; (iv) continue to pay any applicable employee benefits for Mr. O’Dowd for three (3) months after the date of termination; and (v) allow any unvested options held by Mr. O’Dowd to automatically vest as of the date of termination.

        (c) Effective April 2, 2007, Gerard M. Hayden, Jr. was appointed as our new CFO, Executive Vice President and Treasurer.

        For the last two years, from January 2005 to April 2007, Mr. Hayden has been an independent consultant in Nashville, Tennessee, where he has provided productivity and organizational assessments to local companies as well as serving as financial advisor to area businesses. His previous experience includes serving as CFO for Private Business, Inc. (2001 to 2005); Covation, (1998-2001); Meridian Occupational Healthcare Associates Inc. (1996-1998); ENVOY Corporation (1995); Allied Clinical Laboratories, Inc. (1990 to 1994); and Lincoln National/Peak Health Plan (1987-1990). Mr. Hayden also serves on the board of directors for HealthStream Inc. (NASDAQ: HSTM), Sy.Med Development Inc., and Home Health Laboratory of America Inc. Mr. Hayden has a bachelor’s degree in government and international studies from the University of Notre Dame and a master’s degree in accounting from Northeastern University.

        Mr. Hayden will be paid an annual base salary of One Hundred Seventy Thousand Dollars ($170,000). Mr. Hayden will also be eligible to receive an annual bonus of up to fifty percent (50%) of his then in effect annual base salary based on certain performance goals to be determined by our board of directors. In addition, on Mr. Hayden’s start date, we will grant Mr. Hayden an option to purchase up to one hundred fifty thousand (150,000) shares of our common stock pursuant to our 2002 Stock Option Plan, as amended in 2006. The stock option will have an exercise price equal to the fair market value of a share of our common stock on the date of grant and will vest as follows; twenty five percent (25%) will vest one year from the date of the grant, the remaining seventy five percent (75%) shall vest pro rata at the end of the remaining thirty six (36) months.

Item 9.01	Financial Statements and Exhibit.
(d)	Exhibits
Exhibit No.	Description
99.1	Press release of MedAvant dated April 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProxyMed, Inc.

Date: April 3, 2007	/s/ John G. Lettko

John G. Lettko
President and Chief Executive Officer

Exhibit 99.1

Investor Relations Contact:	Media Contacts:
John G. Nesbett	Sarah Zimmerman
Institutional Marketing Services, Inc.	MedAvant Healthcare Solutions
203-972-9200	404-368-2598
jnesbett@institutionalms.com	szimmerman@medavanthealth.com

MEDAVANT NAMES GERARD M. HAYDEN JR. AS CHIEF FINANCIAL OFFICER

Hayden brings 30 years of medical data management and public company experience

ATLANTA, GA.--(BUSINESS WIRE)—April 3, 2007-- MedAvant Healthcare Solutions (MedAvant) (NASDAQ: PILL), a leader in healthcare technology and transaction services, announced that Gerard M. Hayden, Jr. has joined its executive team as Chief Financial Officer. Mr. Hayden’s background includes 30 years of experience, including CFO positions with medical data management and public companies plus tenure as a board member.

“Gerry has direct experience with companies specializing in medical claims processing, managed care, and laboratory business, which are three of our business lines,” said John Lettko, President and Chief Executive Officer. “In addition, he has an extensive financial background in debt and equity financing as well as mergers and acquisitions. His expertise is a perfect fit for the future of our Company.”

Mr. Hayden said, “Healthcare information technology continues to evolve and I see several ways for us to achieve great success because of our dedicated, high energy management team and technological excellence. I believe the short term challenges, which have obscured exciting opportunities at MedAvant, can be effectively addressed and will only serve to provide greater motivation and direction to the team as it continues to realize the potential inherent in the Company.”

For the last two years, Mr. Hayden has been an independent consultant in Nashville, Tennessee, where he has provided productivity and organizational assessments to local companies as well as serving as financial advisor to area businesses. He is also on the board of directors for HealthStream Inc. (NASDAQ: HSTM), Sy.Med Development Inc., and Home Health Laboratory of America Inc.

His previous experience includes serving as CFO for the following companies:

  Private Business, Inc., a NASDAQ listed financial service company where cash receipts accelerated by $1 million per year during his tenure;
  Covation, an application service provider, where he negotiated and arranged financing as the company went from a start-up to a Perot Health Systems acquisition;

  Meridian Occupational Healthcare Associates Inc., where Mr. Hayden took the company from a start-up to an annual revenue run rate of $40 million within 18 months;
  ENVOY Corporation, a NASDAQ listed processor of healthcare claims. Mr. Hayden completed two major transactions which included a $225 million divestiture of a credit card division and an $84 million acquisition of an electronic health claims consortium.
  Allied Clinical Laboratories, Inc., a NASDAQ listed chain of regional clinical laboratories, where he led a successful initial public offering subsequent to which the stock price increased 65% in less than four years;
  Lincoln National/Peak Health Plan, a managed care payer. During Mr. Hayden’s tenure, operating profits improved from losses of $5 million during his first two years to a $2 million profit his last year with the company.

Mr. Hayden will also serve as the Company’s treasurer and Executive Vice President. He has a bachelor’s degree in government and international studies from the University of Notre Dame and a master’s degree in accounting from Northeastern University.

Douglas J. O’Dowd became MedAvant’s interim CFO in August of 2005 before being named CFO in October of that year. He will stay with the Company to assist with the transition. Mr. O’Dowd has been instrumental in improving the Company’s cost structure which resulted in improved gross margins and reduced SG&A costs.

About MedAvant Healthcare Solutions

MedAvant provides information technology used to process transactions within the healthcare industry. MedAvant offers electronic claims processing to healthcare providers, a Preferred Provider Organization called the National Preferred Provider Network (NPPNTM), remote reporting solutions for medical laboratories, and electronic prescription delivery for pharmacies. To facilitate these services, MedAvant operates PhoenixSM, a highly scalable platform which supports real-time connections between healthcare clients. For more information about MedAvant, please visit the Company's website at http://www.medavanthealth.com. MedAvant is a trade name of ProxyMed, Inc.

Forward Looking Statement

Statements in this release that are "forward-looking statements" are based on current expectations and assumptions that are subject to risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. Actual results could differ materially from projected results because of factors such as: the soundness of our business strategies relative to the perceived market opportunities; MedAvant's ability to successfully develop, market, sell, cross-sell, install and upgrade its clinical and financial transaction services and applications to current and new physicians, payers, medical laboratories and pharmacies; the ability to compete effectively on price and support services; MedAvant's ability and that of its business associates to perform satisfactorily under the terms of its contractual obligations, and to comply with various government rules regarding healthcare and patient privacy; entry into markets with vigorous competition, market acceptance of existing products and services, changes in licensing programs, product price discounts, delays in product development and related product release schedules, any of which may cause revenues and income to fall short of anticipated levels; the availability of competitive products or services; the continued ability to protect the company's intellectual property rights, implementation of operating cost structures that align with revenue growth; uninsured losses; adverse results in legal disputes resulting in liabilities; unanticipated tax liabilities; the effects of a natural disaster or other catastrophic event beyond our control that results in the destruction or disruption of any of our critical business or information technology systems. Any of these factors could cause the actual results to differ materially from the guidance given at this time. For further cautions about the risks of investing in MedAvant, we refer you to the documents MedAvant files from time to time with the Securities and Exchange Commission, including, without limitation, its most recently filed Annual Report on Form 10-K. MedAvant does not assume, and expressly disclaims, any obligation to update information contained in this document. Although this release may remain available on our website or elsewhere, its continued availability does not indicate that we are reaffirming or confirming any of the information contained herein.

###